UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	January 27, 2005

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

(Exact name of registrant as specified in its charter)

MARYLAND	1-13232	84-1259577

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or	File Number)	Identification No.)
organization)

4582 SOUTH ULSTER STREET PARKWAY
SUITE 1100, DENVER, CO 80237

(Address of principal executive offices)            (Zip Code)

Registrant’s telephone number, including area code	(303) 757-8101

NOT APPLICABLE

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry Into a Material Definitive Agreement.
SIGNATURE

ITEM 1.01. Entry Into a Material Definitive Agreement.

     At the January 27, 2005 meeting of the Board of Directors (the “Board”) of Apartment Investment and Management Company (“Aimco”), the Board unanimously approved compensation for 2005 for the independent directors. For each of the independent directors, James N. Bailey, Richard S. Ellwood, J. Landis Martin, Thomas L. Rhodes and Michael A. Stein, 2005 compensation will consist of an annual fee of 4,000 shares of Aimco’s Class A Common Stock, which shares will be issued on February 15, 2005 pursuant to Aimco’s 1997 Stock Award and Incentive Plan, a fee of $1,000 for attendance at each meeting of the Board, and a fee of $1,000 for attendance at each meeting of any committee thereof. This compensation is consistent with the 2004 compensation for Aimco’s independent directors. Terry Considine, who is the only Aimco director who is also part of management, is not an independent director and thus does not receive the fees indicated above.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

     Dated: February 1, 2005

APARTMENT INVESTMENT AND MANAGEMENT COMPANY
/s/ Paul J. McAuliffe
Paul J. McAuliffe
Executive Vice President and Chief Financial Officer